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                                                                Exhibit 99.11(b)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 11 to Registration Statement No. 33-34502 of MFS Series Trust VI of our report dated November 29, 1996 appearing in the annual report to shareholders for the year ended October 31, 1996, of MFS World Equity Fund, a series of MFS Series Trust VI, and to the references to us under the headings "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, which is part of such Registration Statement.



DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 24, 1997